                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the Registrant [_]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  Confidential, for Use of the
                                              Commission Only (as permitted by
                                              Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           MICROTOUCH SYSTEMS, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

                                    [LOGO]

Dear Fellow Shareholder:

You are cordially invited to attend the MicroTouch Annual Meeting of Shareholders (the "Annual Meeting") to be held at 10:00 a.m. on Thursday, June 24, 1999 at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., One Financial Center, Boston, Massachusetts 02111.

You will be asked at the meeting to elect two directors, to ratify the selection of Arthur Andersen LLP as MicroTouch's independent auditors for 1999 and to transact such other business as may properly come before the meeting or any adjournment thereof.

As set forth in the accompanying Proxy Statement, which you are urged to read, your Board of Directors recommends that you vote "FOR" the proposals.

At the Annual Meeting management will be available for a discussion period to answer your questions, and we welcome your comments. Representatives from Arthur Andersen will also be available to answer questions.

The Board of Directors appreciates and encourages shareholder participation in MicroTouch's affairs. Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented. Accordingly, we request that you sign, date and mail the enclosed proxy in the envelope provided at your earliest convenience.

Thank you for your cooperation.

Very truly yours,

/s/ D. Westervelt Davis

D. Westervelt Davis
President, Chief Executive Officer and
Director

                                    [LOGO]



NOTICE OF                                    April 30, 1999
ANNUAL MEETING
OF SHAREHOLDERS   To the Shareholders:

                  The Annual Meeting of Shareholders of MicroTouch
                  Systems, Inc. will be held on June 24, 1999 at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., One Financial Center, Boston Massachusetts, at 10:00 a.m., for the following purposes:

                  (1) To elect two Class I directors.
                  (2) To approve Arthur Andersen LLP as independent
                      auditors of the Corporation for fiscal 1999.
                  (3) To transact such other business as may properly
                      come before the meeting or any adjournment thereof.

                  Shareholders of record at the close of business on April 27, 1999 are entitled to vote at the meeting.



                                             /s/ Diane Burak

                                             Diane Burak
                                             Clerk

                           MicroTouch Systems, Inc.
                               300 Griffin Park
                         Methuen, Massachusetts 01844
                           Telephone (978) 659-9000

PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 24, 1999.

The accompanying proxy is solicited by the Board of Directors, and all the expenses of the solicitation will be borne by the Corporation. No costs of solicitation have been incurred to date. The solicitation will be by mail, and may also be made personally and by telephone by a presently indeterminable number of officers and employees of the Corporation or by an independent organization on behalf of the Corporation.

The annual report to shareholders was sent to shareholders with this proxy statement and accompanying proxy on or about April 30, 1999.

VOTING

The Corporation has only one class of shares outstanding. The Board of Directors has fixed the close of business on April 27, 1999 as the record date for determination of shareholders entitled to notice of and to vote at the Annual Meeting of Shareholders on June 24, 1999 (the "Annual Meeting"). As of March 19, 1999 there were outstanding 7,149,451 shares of common stock of $0.01 par value per share (the "Common Stock"), each such share being entitled to one vote. At any time prior to the Annual Meeting, a shareholder may revoke his or her proxy by filing a proxy bearing a later date with the Clerk of the Corporation. If a shareholder attends the Annual Meeting, such shareholder may revoke his or her proxy at that time and vote in person. Proxies will be voted as directed by the shareholder. Unless otherwise directed, proxies will be voted for the election of the nominees for Class I director listed below and for the approval of Arthur Andersen LLP ("Arthur Andersen") as the independent auditors of the Corporation. A majority in interest of all stock issued, outstanding and entitled to vote at the Annual Meeting, represented at the Annual Meeting, in person or by proxy, constitutes a quorum for the transaction of business. Signed but unmarked proxies will be counted as favorable votes; pursuant to Massachusetts law, broker non-votes and proxies marked as abstentions will be counted as shares present for the purpose of determining the presence of a quorum but broker non-votes will not be counted as votes properly cast and will not affect the outcome of the voting. Proxies marked as abstentions will be counted as votes properly cast and, accordingly, will have the effect of a negative vote. The favorable vote of a plurality of the shares represented at the meeting is required for the election of the directors. The favorable vote of a majority of the shares represented at the meeting is required for the ratification of Arthur Andersen.

PROPOSAL I - NOMINATION AND ELECTION OF DIRECTORS

The Corporation's Board of Directors is divided into three classes. The Board is currently comprised of two Class I directors, one Class II director and two Class III directors. At each Annual Meeting of Shareholders, a class of directors is elected for a three-year term to succeed the directors of the same class whose terms are then expiring. The terms of the current Class I directors, Class II director and Class III directors, respectively, will expire upon the election and qualification of directors at the Annual Meeting of Shareholders held in 1999, 2000 and 2001.

Pursuant to the provisions of the By-Laws of the Corporation, two Class I directors are to be elected at the Annual Meeting. The nominees for Class I members of the Board of Directors are D. Westervelt Davis and Frank Manning, who both currently serve as Class I directors. A person elected as director to a specific class will serve until the expiration of such director's three-year term, and in each case until the particular director's successor has been elected and qualified. The board recommends a vote FOR the nominees.

If for any reason either nominee should not be a candidate for election at the time of the Annual Meeting, the proxies may be voted, in the discretion of those named as proxies, for a substitute nominee or nominees.

Following are summaries of the background and business experience and descriptions of the principal occupations of the Directors and the nominees for re-election to the Board of Directors.

James D. Logan  Age: 46
--------------------
Mr. Logan founded MicroTouch in 1983. He has served as Chairman of the Board (Class III Director) since April 1992. In April 1996, he stepped down as President and Chief Executive Officer, roles he had held since 1983 and 1992, respectively, to pursue other business interests. He continues to serve as Chairman of the Board. Mr. Logan received an M.B.A. from the Amos Tuck School of Business Administration at Dartmouth College, where he was an Edward Tuck Scholar, and a B.A. from Hamilton College.

D. Westervelt Davis  Age: 51 (Nominee for re-election as a Class I Director)
-------------------------
Since April 1996, Mr. Davis has served as President and Chief Executive Officer of the Corporation and has been a director of the Corporation since 1991. Previously, Mr. Davis was the President of Lasertron, a Division of Oak Industries, a manufacturer of semiconductor components for fiber optic communications, from November 1994 to March 1996. From April 1992 to November 1994 Mr. Davis was a principal with Rand Griffin, a strategy consulting firm. Mr. Davis received an M.B.A. from the Harvard Graduate School of Business Administration and a B.S.E. from Princeton University.

Edward J. Stewart, III  Age: 53
----------------------------
Mr. Stewart has been a director of the Corporation (Class II) since 1983. Mr. Stewart has been General Partner of Kestrel Venture Management, a venture capital firm, and its predecessor, and a series of affiliated venture capital partnerships since September 1983. Mr. Stewart is a director of nine privately held companies. Mr. Stewart received an M.B.A. from the Harvard Graduate School of Business Administration and a B.S. from Yale University.

Frank Manning  Age: 50 (Nominee for re-election as a Class I Director)
-------------------
Mr. Manning has been a director of the Corporation since 1993. He is President, Chief Executive Officer and Chairman of the Board of Zoom Telephonics, Inc., a publicly held manufacturer of computer modems and other data communication products which he co-founded in 1977. In 1998 Mr. Manning became director of the Massachusetts Technology Development Corporation, which invests in seed and early-stage technology companies in Massachusetts. Mr. Manning received his B.S., M.S., and Ph.D. in Electrical Engineering from the Massachusetts Institute of Technology, where he was a National Science Foundation fellow.

Peter Brumme  Age:  49
------------------
Mr. Brumme has been a director of the Corporation (Class III) since 1998. Since January 1997 Mr. Brumme has been the Chief Operating Officer of SilverStream Software, Inc. From March 1993 to January 1997 Mr. Brumme was the Chief Operating Officer of Watermark Software, Inc., a privately held provider of Windows-based imaging software. Mr. Brumme received a Master of Science from Cornell University and a B.S. in Applied Mathematics from MIT.

Six meetings of the Board of Directors were held during 1998. The Board has three committees: Compensation, which met once during 1998; Audit, which met four times during 1998; and Nominating, which did not meet in 1998. The Nominating Committee was established in November, 1998. Each incumbent director had an attendance record of 100% at meetings, including meetings of committees on which he served.

The Audit Committee, which currently consists of Messrs. Stewart and Manning, nominates the Corporation's independent auditing firm, reviews the scope of the audit and approves in advance reviews by the independent auditors, their activities and recommendations regarding internal control, and meets with the independent auditors and management, each of whom had direct and open access to the Audit Committee.

The Compensation Committee, which currently consists of Messrs. Brumme and Stewart, determines the compensation of officers other than employee directors (as to whom the Committee makes recommendations to the Board of Directors which then determines their compensation). See "Compensation Committee Report to Shareholders" below.

The Nominating Committee, which currently consists of Messrs. Manning and Logan, nominates persons to serve as members of the Corporation's Board of Directors, recommends directors to serve on the various Board Committees and recommends a successor to the chief executive officer whenever a vacancy occurs for any reason. The Nominating Committee does not consider for nomination to the Board of Directors candidates suggested by the stockholders.

For serving the Corporation as directors, directors receive a fee of $750 for each board or committee meeting attended. Additionally, upon election to the Board of Directors, each new non-employee director shall receive options to purchase 10,000 shares of Common Stock. Immediately following the Annual Shareholders' Meeting each year, each non-employee director shall automatically receive options to purchase 5,000 shares of Common Stock. The options have a term of 5 years and are priced at the last sale price of the Corporation's Common Stock for the day previous to the date of the grant.

Compensation Committee Interlocks and Insider Participation

Messrs. Brumme and Stewart, each an outside director, are the members of the Corporation's Compensation Committee. In 1997 Mr. Brumme served as a consultant to the Corporation. Neither member of the Compensation Committee has at any time been an officer or employee of the Corporation or any of its subsidiaries. No executive officer of the Corporation served as a member of the compensation committee or board of directors of any other entity which has an executive officer serving as a member of the Corporation's Board of Directors or Compensation Committee.


SECURITY OWNERSHIP

Except as set forth below, no person or group, to the knowledge of the Corporation, owns five percent or more of the Common Stock.

The following table sets forth information as of March 19, 1999 with respect to the amount of Common Stock held by each director, Named Executive Officer, (as defined below), holder of 5% or more of the Corporation's Common Stock and all directors and executive officers as a group (in each case, the beneficial owner of the shares shown has sole voting and sole investment power):

                                                                                       Percentage of
                                                                                       -------------
Name                                              Common Shares Beneficially            Total Common
----                                              --------------------------            ------------
                                                          Owned                         Shares Owned
                                                          -----                         ------------

Lord, Abbett & Co.                                       638,747                            8.9%
  767 Fifth Avenue
  New York, NY 10153
State of Wisconsin Investment Board                      550,000                            7.7%
  P.O. Box 7842
  Madison, WI 53707
Dimensional Fund Advisors Inc.                           549,500                            7.7%
  1299 Ocean Avenue
  Santa Monica, CA 90401
Schroder Capital Management Inc.                         360,440                            5.0%
  787 Seventh Avenue
  New York, NY 01109
James D. Logan  (1)                                      270,589                            3.8%
Peter Brumme (2)                                           2,000                            ----
D. Westervelt Davis (3)                                  177,000                            2.4%
Frank Manning (4)                                         24,166                            0.3%
Edward J. Stewart, III (5)                                36,166                            0.5%
Joel M. Blenner (6)                                       42,872                            0.6%
Janet M. Muto (7)                                         27,000                            0.4%
Robert J. Senior (8)                                      53,775                            0.7%
Randall Smith (9)                                         32,250                            0.4%

Directors and Executive Officers as a group
13 individuals (includes options to acquire              860,319                           11.2%
507,863 shares which vest prior to 5/19/99)

(1) Consists of 230,589 shares owned directly by Mr. Logan and options to acquire 40,000 shares which vest prior to 5/19/99.
(2)  Consists of options to acquire 2,000 shares which vest prior to 5/19/99.
(3) Consists of 12,000 shares owned directly by Mr. Davis and options to acquire 165,000 shares which vest prior to 5/19/99.
(4)  Consists of options to acquire 24,166 shares which vest prior to 5/19/99.
(5) Consists of 27,000 shares owned directly by Mr. Stewart and options to acquire 9,166 shares which vest prior to 5/19/99. Mr. Stewart disclaims beneficial ownership of an additional 9,000 shares owned by family members.
(6) Consists of 2,870 shares owned directly by Mr. Blenner and options to acquire 40,002 shares which vest prior to 5/19/99.
(7)  Consists of  options to acquire 27,000 shares which vest prior to 5/19/99.
(8) Consists of 10,025 shares owned directly by Mr. Senior and options to acquire 43,750 shares which vest prior to 5/19/99.
(9)  Consists of options to acquire 32,250 shares which vest prior to 5/19/99.

EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE'S REPORT TO SHAREHOLDERS

The executive compensation program for the Corporation is administered by the Compensation Committee of the Board of Directors (the "Committee") which is composed of the individuals listed below, who are outside, non-employee directors of the Corporation with responsibility for all compensation matters for the Corporation's senior management other than employee directors, as to whom the Committee makes recommendations to the Board of Directors, which then determines their compensation.

The program has been designed to enable the Corporation to attract, motivate and retain senior management by providing a competitive total compensation package based on performance. It provides for competitive base salaries, which reflect individual performance; annual variable performance incentive opportunities, which are payable in cash for the achievement of performance goals established by the Committee; and long-term, stock-based incentive opportunities, which strengthen the mutuality of interests between senior management and the Corporation's shareholders. The annual performance incentive opportunities and long-term incentive opportunities established by the Committee are intended to be competitive with competitor incentive compensation opportunities based on surveys conducted by independent compensation consulting firms.

In designing and administering the individual elements of the executive compensation program, the Committee strives to balance short and long-term incentive objectives and to employ prudent judgment in establishing performance criteria, evaluating performance and determining actual incentive payments. Following is a discussion of each of the elements of the executive compensation program along with a description of the decisions and actions taken by the Committee with regard to 1998 compensation and specific discussion of the decisions regarding the Chief Executive Officer's ("CEO's") compensation.

Annual Compensation

Annual total cash compensation for senior management consists of base salary and the annual variable performance incentive earned under the Corporation's Key Executive Bonus Plan. Total annual cash compensation varies each year based on achievement of Corporation performance goals established by the Committee under the annual incentive plan and changes in base salary.

Payment of the annual variable performance incentive award for the Executive Officers appearing in the tabular disclosure which follows is based on achievement of various goals, both financial and strategic. For 1998, the Committee determined that bonus awards would be calculated as percentages of base salary, and based upon the achievement of an operating income target for the Executive Officers, except the CEO, whose award is discussed separately below, and the Vice-President - Sales, whose award is also based on a sales level target. To the extent that these targets were exceeded, bonus awards would increase commensurately. Having determined that management exceeded the operating income target and the sales target, the Committee then set the bonus payment accordingly. The bonuses awarded are listed in the Summary Compensation Table which follows.

Long-Term Compensation

The long-term incentive program for senior management consists of awards granted under the 1992 Equity Incentive Plan (the "Plan"), which is administered by the Compensation Committee. The Plan provides for awards of stock options, stock appreciation rights, restricted stock and performance shares. To date, only stock options have been granted under the Plan. During 1998, in recognition of the completed objectives noted above, the following stock option grants were awarded to the four most highly compensated officers of the Corporation, other than the CEO: 1) to Joel M. Blenner, Vice President - Sales, 7,000 shares; 2) to Robert J. Senior, Vice President and General Manager - European Operations, 23,000 shares; 3) to Randall Smith, President - Business Products Division, 13,000 shares; and 4) to Janet Muto, Vice-President Marketing, 8,000 shares.

Chief Executive Officer's Compensation

Mr. Davis' base salary was determined by comparing salaries of executives of similar companies based on the Company's internal benchmarking survey activities. Mr. Davis also participates in the Key Executive Bonus Plan and the 1992 Equity Incentive Plan, as discussed above. However, Mr. Davis' award is also tied to long-range performance targets for the Corporation as well as the current year operating income target. Having determined that sufficient progress had been made towards these long-range performance targets in 1998, the Committee awarded Mr. Davis a bonus payment of $100,000 and a stock option grant of 50,000 shares.

The Compensation and Stock Option tables which follow in this proxy statement, and accompanying narrative and footnotes, reflect the decisions covered by the above discussion.

By the Compensation Committee,



Peter Brumme
Edward J. Stewart III

The following table shows, for the fiscal years indicated, the annual compensation paid by the Corporation, together with long-term and other compensation, for the Chief Executive Officer and the next four most highly compensated executive officers in 1998 (the "Named Executive Officers") of the Corporation.

                           Summary Compensation Table

                                                                                  Long Term
                                                 Annual Compensation             Compensation
                                                 -------------------                Awards
                                                                                    ------
                                                                                  Securities
                                                                                  Underlying
                                         Year        Salary        Bonus (1)       Options
                                         ----        ------        --------        -------
D. Westervelt Davis                         1998      $207,692       $100,000       50,000
  President, Chief Executive Officer        1997      $200,000         -0-          50,000
  and Director (2)                          1996      $142,308       $ 85,125      200,000

Robert J. Senior                            1998      $154,340       $116,170       23,000
  Vice President & General Manager          1997      $152,137       $107,941        8,000
  - European Operations                     1996      $129,049       $ 48,507        4,000

Joel M. Blenner                             1998      $210,458       $ 25,000        7,000
  Vice President - Sales (3)                1997      $146,969       $ 88,562        9,000
                                            1996      $115,385       $ 55,925       45,000

Randall Smith                               1998      $155,769       $ 60,000       13,000
  President - Business Products             1997      $143,110         -0-            -0-
  Division (4)                              1996      $  8,654       $  6,890         -0-

Janet Muto                                  1998      $163,558       $ 57,500        8,000
  Vice President - Marketing (5)            1997      $107,221       $ 65,000         -0-


_______________________
(1) Reflects amounts awarded for performance in the respective fiscal year, even though the compensation may not have actually been paid until a later date.
(2) Mr. Davis became President and Chief Executive Officer in April, 1996. He continues to serve as a Director (Class I) of the Corporation.
(3)  Mr. Blenner became Vice President - Sales in March, 1996.
(4) Mr. Smith became President Business Products Division in March, 1997. Between November, 1996 and February, 1997 Mr. Smith served as Vice-President Marketing.
(5)  Ms. Muto became Vice-President  Marketing in April, 1997.

EXECUTIVE OFFICERS

The current executive officers of the Corporation who are not also directors are listed below. Each such person's term of office extends until the meeting of the Board of Directors following the Annual Meeting and until his or her successor is elected and qualified.

Mr. Robert Senior (Age: 44) has been Vice President and General Manager - European Operations since January 1995. Before that, he was Vice President - Sales from March 1993 until December 1994. He was General Manager of the
Company's U.K. subsidiary from January 1991 until March 1993.   Mr. Senior
received a B.Ed. in Physics from Exeter University.

Mr. Joel Blenner (Age: 55) has been Vice President - Sales since March 1996. Previously he was Senior Vice President - Sales for Digital Products Corporation, a privately held manufacturer of print servers. Prior to that, he was Vice President - Sales at Network Communications Corporation, a privately held manufacturer of network management equipment and Vice President - Sales at Corporate Software, Inc., a public company selling software and providing related services. Mr. Blenner holds a BA degree in Psychology from Southern Connecticut State University.

Mr. Randall Smith (Age: 47) has been President of the Business Products Division since March 1997. Previously he was Vice President of Marketing from November 1996 to February 1997. From 1995 to 1996 Mr. Smith was an independent consultant. From 1985 through 1994 Mr. Smith held various positions at PictureTel Corporation including Vice President - Group Video-Conferencing System, Vice President - Corporate Development, Vice President US Sales, Vice President, Marketing. Mr. Smith received a MBA in Marketing & Finance from Northwestern University and a BS in Management from Purdue University.

Ms. Janet Muto (Age: 42) has been Vice President - Marketing since April 1997. Previously she was Worldwide Marketing Director of Hewlett Packard's $2 billion Workstation Division. Prior roles at Hewlett Packard included Worldwide Sales and Support Manager, Workstations Systems Division; Commercial Market Development Manager, Entry Systems Division; Workstation Systems Group and
District Sales Manager.   Ms. Muto earned an MBA in Marketing and Management
from Babson College and a BA in Political Science from Trinity College.

Mr. Bernie Geaghan (Age: 51) has been Vice President - Research and Development since May 1995. Before that he was Vice President - Engineering from March 1990 to April 1995. Mr. Geaghan received a B.S. in Electrical Engineering from the University of Maine.

Mr. Geoffrey Clear (Age: 49) has been Vice President - Finance & Administration, Chief Financial Officer and Treasurer of the Company since February 1992. Mr. Clear is a Certified Public Accountant and a member of the Financial Executives Institute. Mr. Clear received an M.B.A. from the Amos Tuck School of Business Administration at Dartmouth College, where he was an Edward Tuck Scholar, and a B.A. from Dartmouth College.

Mr. Jeffrey Shaw (Age: 52) has been Vice President - Quality and Operations since January 1997. Previously he was Vice President - Operations for ACT Manufacturing, Inc., a contract manufacturing company. Prior to that, he was Vice President - Operations at Xyplex, Inc., and PictureTel Corporation, as well as Vice President of Global Support Operations at Octocom Systems. Mr. Shaw holds a MS in Metallurgy and Materials from Lehigh University and a BS in Electrical Engineering from Worcester Polytechnic Institute.

Mr. Robert Becker (Age: 39) has been Vice President Engineering since July 1998. Previously he was Vice President Engineering at PictureTel Corporation where he was responsible for the videoconferencing company's Client Products and Peripherals. Earlier positions at PictureTel included Engineering Group Products Director and several Program Management positions. Mr. Becker has 10 patents to his credit for work in computer architectures. Mr. Becker received a BS degree in Computer Science from the University of Connecticut and a BA degree in Liberal Arts from Fairfield University.



There are no family relationships between any of the Corporation's directors, executive officers or people nominated to become directors or executive officers of the Corporation.

The following table contains information concerning the grant of stock options to Named Executive Officers during the last fiscal year.

                                             Option Grants in Last Fiscal Year
                            -----------------------------------------------------------------------------------

                            Number of     Percentage of
                            Securities    Total Options
                            Underlying      Granted to                 Market Price
                             Options       Employees in    Exercise     as of         Expiration      Grant Date
Name                        Granted (1)      1998           Price      Grant Date        Date        Present Value (2)
----                        ----------       ----           -----      ----------        ----        -----------------
D. Westervelt Davis             50,000       11.1%         $15.50       $15.50          3/5/05           $425,000

Robert J. Senior                23,000        5.1%         $15.50       $15.50          3/5/05           $167,000

Joel M. Blenner                  7,000        1.5%         $15.50       $15.50          3/5/05            $51,000

Randall Smith                    5,000        1.1%         $15.50       $15.50          3/5/05            $33,000
                                 8,000        1.8%         $14.63       $14.63          11/13/03          $51,000

Janet Muto                       8,000        1.8%         $15.50       $15.50          3/5/05            $58,000

(1)  Options granted become exercisable in variable installments over 3 years.

(2) Based on the Black-Scholes option pricing model adapted for use in valuing stock options. The actual value, if any, that an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised and there is no assurance the value realized by an executive will be at or near the value estimated by the Black-Scholes model. The estimated values under that model are based on arbitrary assumptions as to variables such as interest rates (a weighted average of 5.7%) and stock price volatility (.66). Amounts indicated are not intended to be a forecast of possible future appreciation, if any, in the price of the Corporation's Common Stock.

The following table sets forth information with respect to the Named Executive Officers concerning option exercises during the last fiscal year and unexercised options held as of the end of the last fiscal year.

Aggregated Option Exercises in the Last Fiscal Year and Fiscal Year-End Option Values
-------------------------------------------------------------------------------------

                                                        Number of Securities
                           Shares                      Underlying Unexercised               Value of Unexercised
                          Acquired      Value             Options Held at                  In-the Money Options at
                        on Exercise   Realized           December 31, 1998                  December 31, 1998 (1)
                        -----------   --------   --------------------------------     -------------------------------

Name                                             Exercisable        Unexercisable     Exercisable       Unexercisable
----                                             -----------        -------------     -----------       -------------

D. Westervelt Davis      -0-            -0-       120,000             202,500         $161,000              $0

Robert J. Senior         -0-            -0-        35,000              32,000         $202,000              $0

Joel M. Blenner          -0-            -0-        24,751              36,249         $      0              $0

Randall Smith            -0-            -0-        29,750              45,250         $      0              $0

Janet Muto               -0-            -0-        12,500              45,500         $      0              $0


(1) Based on the difference between the closing price of the Corporation's Common Stock as reported on the Nasdaq Stock Market as of 12/31/98 ($13.13) and the exercise price of the respective options. Dollar values rounded to the nearest thousand.

Comparative Stock Performance

The comparative stock performance graph below compares the cumulative shareholder return on the Common Stock of the Corporation for the period from January 1, 1994 through the fiscal year ended December 31, 1998 with the cumulative total return for (i) the NASDAQ Market Value Index for the NASDAQ Stock Market (the "NASDAQ Market Index"), and (ii) a group consisting of publicly-traded U.S. companies in the Corporation's industry (based on Standard Industrial Classification Code Number 3577, "Computer Peripheral Equipment") (the "Peer Group Index") for the same period, assuming the investment of $100 in the Corporation's Common Stock, the NASDAQ Market Index and the Peer Group Index on January 1, 1994 and reinvestment of all dividends. Measurement points are on January 1, 1994 and the last trading day of the Corporation's fiscal years ended December 31, 1994, 1995, 1996, 1997 and 1998. On November 1, 1994 the
Corporation's stock was split two-for-one.


                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
          AMONG MICROTOUCH SYSTEMS, COMPUTER PERIPHERAL EQUIP. NEC,
                            AND NASDAQ MARKET INDEX

                        PERFORMANCE GRAPH APPEARS HERE

Measurement Period           MICROTOUCH     COMPUTER PER.  NASDAQ MARKET
(Fiscal Year Covered)        SYSTEMS        EQUIP. NEC     INDEX
---------------------        ----------     ------------   -------------
Measurement Pt- 12/31/93     $100.00        $100.00        $100.00
FYE   12/30/1994             $654.55        $115.09        $104.99
FYE   12/29/1995             $176.36        $183.72        $136.18
FYE   12/31/1996             $349.09        $229.94        $169.23
FYE   12/31/1997             $229.09        $234.18        $207.00
FYE   12/31/1998             $190.91        $460.37        $291.96

PROPOSAL II - APPROVAL OF INDEPENDENT AUDITORS

Subject to the ratification by the shareholders at the Annual Meeting, the Board of Directors of the Corporation, on recommendation of the Audit Committee, has appointed the firm of Arthur Andersen LLP, certified public accountants, as the independent auditors to audit the financial statements of the Corporation for the current fiscal year. The Board may appoint a new accounting firm at any time if it believes that such a change would be in the best interests of the Corporation and its shareholders.

Arthur Andersen LLP has been the Corporation's auditors for the last seven years. Representatives of Arthur Andersen LLP will be present at the Annual Meeting with the opportunity to respond to appropriate questions and to make a statement if they desire to do so.

The Board of Directors recommends a vote FOR ratifying the selection of Arthur Andersen LLP as independent auditors of the Corporation for 1999.

"SECTION 16(a) BENEFICAL OWNERSHIP REPORTING COMPLIANCE"

The Corporation's executive officers and directors are required, under Section 16(a) of the Securities Exchange Act of 1934, as amended, to file reports of ownership and changes in ownership of securities of the Corporation with the Securities and Exchange Commission. Copies of those reports must also be furnished to the Corporation.

Based solely on a review of (i) Forms 5 relating to the fiscal year ended December 31, 1998, and amendments thereto, furnished to the Corporation, and
(ii) written representations that no Form 5 was required, the Corporation believes that, during 1998, the executive officers and directors of the Corporation complied with all applicable Section 16(a) filing requirements, except that Randall Smith's timely filed Form 5 reporting 1998 stock option grants, inadvertently omitted one grant. The Form 5 was subsequently amended.

CERTAIN TRANSACTIONS

On September 25, 1997, Mr. Peter Brumme, a Class III Director of the Corporation, received an option to purchase 5,000 shares of Common Stock as consideration for consulting services. The option exercise price was $26.50 per share and the option vests in its entirety on September 25, 2003.

OTHER MATTERS

Management does not know of any matters to be presented at the Annual Meeting other than the matters described in this Proxy Statement. If, however, other business is properly presented to the meeting, the proxy holders named in the accompanying form of Proxy will vote the Proxy in accordance with their best judgment. To be considered for inclusion in the proxy statement related to the Annual Meeting of Stockholders to be held in 2000, Stockholder proposals must be received no later than January 15, 2000. To be considered for presentation at the Annual Meeting, although not included in the proxy statement, proposals must be received no later than March 16, 2000. All Stockholder proposals should be marked for the attention of Chief Financial Officer, MicroTouch Systems, Inc., 300 Griffin Brook Park, Methuen, MA 01844.



D. Westervelt Davis

IMPORTANT  Whether you own one share or many, you are urged to sign and return promptly the enclosed proxy in the postage paid envelope provided.

                                                                SKU # MTSI-PS-99

     Dear Shareholder:

     Please take note of the important information enclosed with this Proxy. There are a number of issues related to the operation of the Corporation that require your immediate attention.

     Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

     Please mark the boxes on the proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy in the enclosed postage- paid envelope.

     Thank you in advance for your prompt consideration of these matters.


     Sincerely,



     MicroTouch Systems, Inc.

Proxy

                            MicroTouch Systems, Inc.
                              (the "Corporation")

The undersigned, revoking previous proxies relating to the shares subject hereto, hereby acknowledges receipt of the Notice and Proxy Statement dated April 30, 1999 in connection with the Corporation's 1999 Annual Meeting of Shareholders to be held at 10:00 a.m. on June 24, 1999 at the offices of Mintz Levin, Cohn, Ferris, Glovsky, and Popeo P.C. One Financial Center, Boston, Massachusetts and hereby appoints Geoffrey P. Clear and John Collins, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the Common Stock of the Corporation which the undersigned is entitled to vote at said Annual Meeting of Shareholders, and at any adjournment thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in said Proxy Statement. In addition, in their discretion, the proxies are authorized to vote upon such other matters as may properly come before said Annual Meeting. Signed but unmarked proxies will be voted in favor of each proposal.

     Election of two Class I Directors (or, if one or both of the nominees are not available for election, the shares represented hereby will be voted for such substitutes as the Board of Directors may designate).

     Nominees:

                   D. Westervelt Davis
                   Frank Manning

                                                            See Reverse
                                                                Side
           CONTINUED AND TO BE SIGNED ON REVERSE SIDE

[X] Please mark
    votes as in
    this example

    This Proxy, when executed, will be voted in the manner directed herein. If no direction is made, this Proxy will be voted FOR the election of the nominees for Class 1 Director and FOR Proposal 2.
    The Board of Directors recommends a vote FOR Proposals 1 and 2.


    1.  Election of Directors
        (See reverse)

             FOR     WITHHELD
             [_]       [_]

    [_]
    --------------------------------------
    For the nominees except as noted above

    2.  Ratification of Independent
        Auditors (Arthur Andersen LLP)

        FOR      AGAINST    ABSTAIN
        [_]        [_]        [_]


                              MARK HERE FOR
                              ADDRESS CHANGE   [_]
                              AND NOTE AT LEFT

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
    DIRECTORS OF THE CORPORATION.

    Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator officer trustee, or guardian, please give full title as such.


Signature:__________________  Date:__________  Signature:__________________  Date:__________